Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-8 (Nos. 333-266707 and 333-241667) pertaining to the Amended and Restated 2017 Incentive Plan of Exelixis, Inc,
(2)Registration Statements on Form S-8 (Nos. 333-226493 and 333-218236) pertaining to the 2017 Equity Incentive Plan of Exelixis, Inc.,
(3)Registration Statement on Form S-8 (No. 333-223225) pertaining to the Amended and Restated 401(k) plan of Exelixis, Inc.,
(4)Registration Statement on Form S-8 (No 333-214766) pertaining to the 2016 Inducement Award Plan of Exelixis, Inc.,
(5)Registration Statement on Form S-8 (Nos. 333-212866) pertaining to the 2000 Employee Stock Purchase Plan and 2014 Equity Incentive Plan of Exelixis, Inc.,
(6)Registration Statements on Form S-8 (Nos. 333-209824 and 333-203758) pertaining to the 2014 Equity Incentive Plan of Exelixis, Inc.,
(7)Registration Statement on Form S-8 (No. 333-196761) pertaining to the 2000 Non-Employee Directors’ Stock Option Plan, 2000 Equity Incentive Plan, 2010 Inducement Award Plan, 2011 Equity Incentive Plan, 2014 Equity Incentive Plan, and 401(k) Plan of Exelixis, Inc.,
(8)Registration Statement on Form S-8 (No. 333-176674) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2010 Inducement Award Plan, 2011 Equity Incentive Plan, and Amended and Restated 401(k) Plan of Exelixis, Inc.,
(9)Registration Statement on Form S-8 (No. 333-165389) pertaining to the 2000 Equity Incentive Plan and 2010 Inducement Award Plan of Exelixis, Inc.,
(10)Registration Statements on Form S-8 (Nos. 333-159280 and 333-281296) pertaining to the 2000 Employee Stock Purchase Plan of Exelixis, Inc.,
(11)Registration Statement on Form S-8 (No. 333-157825) pertaining to the 2000 Equity Incentive Plan, 2000 Non-Employee Directors’ Stock Option Plan, and Amended and Restated 401(k) Plan of Exelixis, Inc.,
(12)Registration Statement on Form S-8 (No 333-149834) pertaining to the 2000 Equity Incentive Plan, 2000 Non-Employee Directors’ Stock Option Plan, and 401(k) Plan of Exelixis, Inc.,
(13)Registration Statements on Form S-8 (Nos. 333-147063, 333-133237, 333-124536, and 333-113472) pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of Exelixis, Inc.,
(14)Registration Statements on Form S-8 (Nos. 333-102770, 333-57026, and 333-82722) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and 2000 Non-Employee Directors’ Stock Option Plan of Exelixis, Inc.,
(15)Registration Statement on Form S-8 (No. 333-82724) pertaining to the 401(k) Plan of Exelixis, Inc., and
(16)Registration Statement on Form S-8 (No. 333-35862) pertaining to the 1997 Equity Incentive Plan, 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and 2000 Non-Employee Directors’ Stock Option Plan of Exelixis, Inc. of our reports dated February 10, 2026, with respect to the consolidated financial statements of Exelixis, Inc. and the effectiveness of internal control over financial reporting of Exelixis, Inc., included in this Annual Report (Form 10-K) of Exelixis, Inc. for the year ended January 2, 2026.

/s/ Ernst & Young LLP
San Mateo, California
February 10, 2026